Exhibit 23.1


                    Consent of KPMG LLP, Independent Auditors
                    -----------------------------------------

To the Board of Directors
Zions Bancorporation:

We consent to the use of our report dated January 26, 1999, with respect to the consolidated financial statements of Zions Bancorporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated herein by reference.


                                              /S/KPMG LLP






Salt Lake City, Utah
October 5, 1999